                                                                    EXHIBIT 12.2

                           ENZON PHARMACEUTICALS, INC.
                           Subsidiaries of Registrant

Subsidiary                         State or Other Jurisdiction of Incorporation
----------                         --------------------------------------------

SCA Ventures, Inc.                 Delaware
Enzon Pharmaceuticals, Ltd.        Canada
Enzon GmbH                         Germany






                                      E-31